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                                                              EXHIBIT EX-99.2n.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 14, 2000, and to all references to our Firm included in or made part of this registration statement.

/s/ Arthur Andersen LLP

Vienna, Virginia
September 14, 2000